Exhibit 21

Subsidiaries of

The Manitowoc Company, Inc.(WI)

1.	Axiome de Re SA	(Luxembourg)
2.	Beleggingsmaatschappij Interrub BV	(Netherlands)
3.	Berisford	(United Kingdom)
4.	Berisford (Jersey) Limited	(Jersey, Ch. Islands)
5.	Berisford (Overseas) Ltd.	(United Kingdom)
6.	Berisford Bristar (Investments) Ltd.	(United Kingdom)
7.	Berisford Bristar Ltd.	(United Kingdom)
8.	Berisford Capital Corporation	(New York)
9.	Berisford Charter Residential Ltd	(United Kingdom)
10.	Berisford Holdings Inc.	(Delaware)
11.	Berisford Holdings Ltd.	(United Kingdom)
12.	Berisford Inc.	(Delaware)
13.	Berisford Industries Ltd	(United Kingdom)
14.	Berisford Ltd.	(United Kingdom)
15.	Berisford Metals Corporation	(Delaware)
16.	Berisford Properties (USA) Ltd.	(Delaware)
17.	Berisford Property Development (USA) Ltd	(Delaware)
18.	Berisford Treasury Ltd	(United Kingdom)
19.	Boek-en Offset Drukkerij Kuyte BV	(Netherlands)
20.	Brunello Holding Co., LLC	(Delaware)
21.	Cable Street Ltd.	(United Kingdom)
22.	Cadillon GmbH	(Germany)
23.	Castel MAC S.p.A.	(Italy)
24.	Charles Needham Industries Inc.	(Texas)
25.	Cleveland Range LLC	(Delaware)
26.	Cleveland Range Ltd.	(Canada)
27.	Convotherm Elektrogerate GmbH	(Germany)
28.	Convotherm India Private Limited	(India)
29.	Convotherm Ltd	(United Kingdom)
30.	Convotherm Singapore Pte Ltd	(Singapore)
31.	Craneheath Ltd.	(United Kingdom)
32.	Cross Lane Holdings Limited	(Jersey, Ch. Islands)
33.	Diversified Refrigeration LLC	(Tennessee)
34.	DRI Holding Company LP	(Delaware)
35.	Ecclesfield Properties Ltd	(United Kingdom)
36.	Elvadene Ltd.	(United Kingdom)
37.	Enodicom Limited	(United Kingdom)
38.	Enodicom Number 2 Limited	(United Kingdom)
39.	Enodis Clifton Park, Ltd.	(United Kingdom)
40.	Enodis Commercial Foodservice Equipment (Shanghai)	(China)
41.	Enodis Corporation	(Delaware)
42.	Enodis Deutschland GmbH	(Germany)

43.	Enodis France S.A.	(France)
44.	Enodis Group – Italian Branch	(Italy)
45.	Enodis Group Holdings US, Inc.	(Delaware)
46.	Enodis Group Ltd.	(United Kingdom)
47.	Enodis Hanover	(United Kingdom)
48.	Enodis Holding Deutschland GmbH	(Germany)
49.	Enodis Holdings Inc.	(Delaware)
50.	Enodis Holdings, Ltd.	(United Kingdom)
51.	Enodis Industrial Holdings Ltd.	(United Kingdom)
52.	Enodis International Ltd.	(United Kingdom)
53.	Enodis Investments Ltd.	(United Kingdom)
54.	Enodis Ltd.	(United Kingdom)
55.	Enodis Maple Leaf Limited	(Canada)
56.	Enodis Nederland B.V.	(Netherlands)
57.	Enodis Oxford	(United Kingdom)
58.	Enodis Property Developments Ltd.	(United Kingdom)
59.	Enodis Property Group Ltd.	(United Kingdom)
60.	Enodis Regent	(United Kingdom)
61.	Enodis Strand Ltd.	(United Kingdom)
62.	Enodis Technology Center, Inc.	(Delaware)
63.	Enodis UK Ltd.	(United Kingdom)
64.	Environmental Rehab, Inc.	(Wisconsin)
65.	Erlanger Minerals and Metals Inc.	(Delaware)
66.	Fabristeel (M) Sdn Bhd	(Malaysia)
67.	Fabristeel Private Limited	(Singapore)
68.	Flintrock Holdings Inc.	(Delaware)
69.	Flintrock Inc.	(Delaware)
70.	Frau Foodservice SAU	(Spain)
71.	Frimont S.p.A.	(Italy)
72.	Frymaster LLC	(Louisiana)
73.	FSV Private Limited	(Singapore)
74.	Garland Catering Equipments Ltd	(United Kingdom)
75.	Garland Commercial Industries LLC	(Delaware)
76.	Garland Commercial Ranges Ltd.	(Canada)
77.	Glenluce Ltd.	(Isle of Man)
78.	Grove Cranes Ltd.	(United Kingdom)
79.	Grove Cranes S.L.	(Spain)
80.	Grove Europe Pension Trustees Limited	(United Kingdom)
81.	Grove U.S. L.L.C.	(Delaware)
82.	Grove Worldwide Holdings Germany AG	(Germany)
83.	Guyon Production S.A.	(France)
84.	H. Tieskens Beheer BV	(Netherlands)

85.	H. Tieskens Exploitatie BV	(Netherlands)
86.	Harford Duracool, LLC	(Wisconsin)
87.	Homark Holdings Ltd.	(United Kingdom)
88.	Ice Systems (PTY) Ltd	(South Africa)
89.	Ice Works S.r.l. Milano Srl	(Italy)
90.	Jackson MSC LLC	(Delaware)
91.	JH Rayner (Mincing Lane) Ltd	(United Kingdom)
92.	Kitchen Ventilation Services Ltd	(United Kingdom)
93.	Kitecroft Ltd.	(United Kingdom)
94.	Kysor Business Trust	(Delaware)
95.	Kysor CNI Inc.	(Michigan)
96.	Kysor do Brasil Ltd	(Brazil)
97.	Kysor Holdings Inc.	(Delaware)
98.	Kysor Industrial Corp.	(Michigan)
99.	Kysor Industrial Corporation	(Nevada)
100.	Kysor International Distribution Company	(Michigan)
101.	Kysor Warren de Mexico S. De RL de CV	(Mexico)
102.	Kysor Warren Services S. De RL De CV	(Mexico)
103.	Kysor/NAX Inc.	(Michigan)
104.	Lincoln Foodservice Products LLC	(Indiana)
105.	Lonray Inc.	(New York)
106.	Magnet Group Supplementary Trustees Ltd	(United Kingdom)
107.	Manimex S.A. de C.V.	(Mexico)
108.	Manitowoc (Bermuda) Ltd.	(Bermuda)
109.	Manitowoc (China) Refrigeration Co., Ltd.	(China)
110.	Manitowoc (Hangzhou) Refrigeration Co., Ltd	(China)
111.	Manitowoc (Mauritius) Ltd.	(Mauritius)
112.	Manitowoc Asia Global Sourcing	(China)
113.	Manitowoc CP, Inc.	(Nevada)
114.	Manitowoc Crane Companies, Inc.	(Nevada)
115.	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
116.	Manitowoc Crane Group (Brazil)	(Brazil)
117.	Manitowoc Crane Group (UK) Limited	(United Kingdom)
118.	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
119.	Manitowoc Crane Group Australia Pty. Ltd.	(Australia)
120.	Manitowoc Crane Group Chile Limitada	(Chile)
121.	Manitowoc Crane Group CIS	(Russia)
122.	Manitowoc Crane Group Czech Republic S.R.O.	(Czech Republic)
123.	Manitowoc Crane Group France SAS	(France)
124.	Manitowoc Crane Group Germany GmbH	(Germany)
125.	Manitowoc Crane Group Hungary Kft	(Hungary)
126.	Manitowoc Crane Group Iberia SL	(Spain)

127.	Manitowoc Crane Group Italy Srl	(Italy)
128.	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
129.	Manitowoc Crane Group ME	(Dubai, UAE)
130.	Manitowoc Crane Group Netherlands B.V.	(The Netherlands)
131.	Manitowoc Crane Group Poland SP	(Poland)
132.	Manitowoc Crane Group Portugal Ltda	(Portugal)
133.	Manitowoc Crane Group Slovakia SRO	(Slovak Republic)
134.	Manitowoc Crane Group, Inc.	(Philippines)
135.	Manitowoc Crane Trading India Private Limited	(India)
136.	Manitowoc Cranes, Inc.	(Wisconsin)
137.	Manitowoc Credit (China) Leasing Company Ltd.	(China)
138.	Manitowoc Dong Yue Heavy Machinery Co., Ltd	(China)
139.	Manitowoc EMEA Holding Sarl	(France)
140.	Manitowoc Equipment Works, Inc.	(Nevada)
141.	Manitowoc Europe Holdings Limited	(United Kingdom)
142.	Manitowoc Foodservice Companies, Inc.	(Nevada)
143.	Manitowoc Foodservice International SAS	(France)
144.	Manitowoc FP, Inc.	(Nevada)
145.	Manitowoc France (Luxembourg) Sarl	(Luxembourg)
146.	Manitowoc France SAS	(France)
147.	Manitowoc FSG Holdings, Inc.	(Wisconsin)
148.	Manitowoc FSG International Holdings, Inc.	(Nevada)
149.	Manitowoc FSG Mexico, S.R.L. de C.V.	(Mexico)
150.	Manitowoc FSG Operations, Inc.	(Nevada)
151.	Manitowoc FSG Services, LLC	(Wisconsin)
152.	Manitowoc Funding LLC	(Nevada)
153.	Manitowoc GEC Limited	(Ireland)
154.	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
155.	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
156.	Manitowoc Holding Asia SAS	(France)
157.	Manitowoc Insurance Company Ltd.	(Barbados)
158.	Manitowoc International (Shanghai) Trading Co., Ltd	(China)
159.	Manitowoc Investment (Mauritius) Limited	(Mauritius)
160.	Manitowoc MEC, Inc.	(Nevada)
161.	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
162.	Manitowoc Potain Ltd	(United Kingdom)
163.	Manitowoc Re-Manufacturing, Inc.	(Wisconsin)
164.	Manitowoc TJ, S.R.L. de C.V.	(Mexico)
165.	Manitowoc Worldwide Holdings (France) SAS	(France)
166.	Manitowoc Worldwide Holdings (France) SCS	(France)
167.	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
168.	Manston Ltd.	(Brit. Virgin Islands)

169.	McCall Refrigeration, Inc.	(Wisconsin)
170.	McCann’s Engineering & Manufacturing Co., LLC	(California)
171.	Mealstream (UK) Ltd	(United Kingdom)
172.	Meliora Spectare Ltd.	(United Kingdom)
173.	Merco/Savory LLC	(Delaware)
174.	Merrychef Holdings Ltd.	(United Kingdom)
175.	Merrychef Ltd	(United Kingdom)
176.	Merrychef Projects Limited	(United Kingdom)
177.	Mile High Equipments LLC	(Colorado)
178.	MMG Holding Co., LLC	(Nevada)
179.	MTW (Barbados) SRL	(Barbados)
180.	MTW County Ltd.	(United Kingdom)
181.	Multiplex GmbH	(Germany)
182.	Nanhai Fabristeel Kitchen Ware Co. Ltd.	(China)
183.	National Crane Corporation	(Delaware)
184.	New Ton Food Equipment Co. Ltd.	(Thailand)
185.	NGI International Precious Metals, Inc.	(Delaware)
186.	Potain GmbH	(Germany)
187.	Potain India Pte. Ltd.	(India)
188.	Potain Ire Ltd	(Ireland)
189.	Potain Technick GmbH	(Germany)
190.	Pumpcroft Ltd.	(United Kingdom)
191.	Research Sub Inc.	(California)
192.	S&W Berisford Ltd.	(United Kingdom)
193.	SAW Technologies Ltd.	(United Kingdom)
194.	SCI les Sthenes du Plateau	(France)
195.	Scotman Ice Systems Shanghai Co. Ltd	(China)
196.	Scotsman Beverage Systems Ltd.	(United Kingdom)
197.	Scotsman Group LLC	(Delaware)
198.	Scotsman Ice Systems SA (PTY) Ltd	(South Africa)
199.	Shanghai Fabristeel Foodservice Int Trade Co. Ltd.	(China)
200.	Societe de Participation Minoritaire Sarl	(France)
201.	Solum Grundsücks Vermeitungs GmbH	(Germany)
202.	Steamhammer Ltd	(United Kingdom)
203.	Technyform Production S.A.	(France)
204.	Temp-Rite International S.A.	(France)
205.	Teuros SAU	(Spain)
206.	The Delfield Company LLC	(Delaware)
207.	The Homark Group Ltd.	(United Kingdom)
208.	TRUpour Limited	(Ireland)
209.	Turner Curzon Ltd.	(United Kingdom)
210.	Twilight Brand Ltd	(United Kingdom)

211.	Viscount Catering Ltd	(United Kingdom)
212.	Waterroad Company Ltd.	(United Kingdom)
213.	Welbilt Corporation	(Delaware)
214.	Welbilt Corporation	(Florida)
215.	Welbilt Holding Company	(Delaware)
216.	Welbilt Manufacturing (Thailand) Ltd	(Thailand)
217.	Welbilt UK Ltd	(United Kingdom)
218.	Welbilt Walk-Ins Delaware LP	(Delaware)
219.	Westran Corporation	(Michigan)
220.	Whitlenge Acquisition Ltd.	(United Kingdom)
221.	Whitlenge Drink Equipment Ltd	(United Kingdom)